Exhibit 99.1

FOR IMMEDIATE RELEASE

Wilmington, Delaware – February 13, 2009 – China Holdings Acquisition Corp. (AMEX: HOL), announced that on February 10, 2009, the Company received a notice from the Staff of the NYSE Alternext US LLC (f/k/a/ the American Stock Exchange) (the “Exchange”), indicating that the Company was not in compliance with Section 704 of the Exchange’s Company Guide, in that it did not hold an annual meeting of its stockholders during 2008. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by March 10, 2009, that demonstrates the Company’s ability to regain compliance with such section of the Exchange’s Company Guide by August 11, 2009. If the Company does not submit a plan or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Exchange’s Company Guide.

The Company intends to submit a plan to the Exchange and hold an annual meeting of its stockholders to regain compliance with the Exchange’s continued listing standards.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could, “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of an acquisition; the continued listing on a securities exchange of the Company’s securities; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; and general economic conditions such as inflation or recession. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward looking statements in this press release. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.